As filed with the Securities and Exchange Commission on September 23, 1997.
                          Registration No. 333-_____



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________
                              EMCORE CORPORATION
              (Exact name of issuer as specified in its charter)

          New Jersey                            22-2746503
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)
                             394 Elizabeth Avenue
                          Somerset, New Jersey 08873
                                (908) 271-9090
                   (Address of principal executive offices)
                       _________________________________
                              EMCORE CORPORATION
                                  401(K) PLAN
                             (Full title of plan)
                              __________________
                               Thomas G. Werthan
                              EMCORE Corporation
                             394 Elizabeth Avenue
                          Somerset, New Jersey 08873
                    (Name and address of agent for service)
       (Telephone number, including area code, of agent for service):
                                (908) 271-9090
                              ___________________
                                   Copy to:
                               Kevin Keogh, Esq.
                                 White & Case
                          1155 Avenue of the Americas
                              New York, NY 10036

                              ___________________


                        CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum           Proposed Maximum           Amount of
  Title of Securities         Amount to             Offering Price                Aggregate            Registration
    to be Registered        be Registered*             Per Share               Offering Price*              Fee


 Common Stock,           $800,000                         N/A             $800,000                   $242
 without par value

* Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purposes of computing the registration fee, based on the average of the high and low sales prices of the securities being registered hereby on the Nasdaq National Market on September 24, 1997.


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     EMCORE Corporation (the "Company") hereby incorporates by reference the following documents:

     (a) The Company's prospectus relating to an initial public offering of Common Stock, filed pursuant to Rule 424(b) under the Securities Act on March 7, 1997 (Reg. No. 333-18565), and containing audited financial statements for the Company's most recent fiscal year.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, as declared effective by the Commission on March 5, 1997 (Reg. No. 333-18565).

     (c) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997, filed with the Commission on May 15, 1997 (File No. 0-22175).

     (d) The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Commission on August 15, 1997 (File No. 0-22175).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the full extent permitted by New Jersey law, including in circumstances in which indemnification is otherwise discretionary under New Jersey law. Section 14A:2-7 of the New Jersey Business Corporation Act provides that a New Jersey corporation's:

     "certificate of incorporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. As used in this subsection, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest."

     In addition, Section 14A:3-5 (1995) of the New Jersey Business Corporation Act (1995) provides as follows:

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

(1) As used in this section,

   (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

   (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

   (c) "Expenses" means reasonable costs, disbursements and counsel fees;

   (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

   (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

   (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

   (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if:

   (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

   (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

   (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the cor-poration to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indem-nification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

   (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or other-wise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

   (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

   (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

   (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

   (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

   (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an under-taking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

   (7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a cor-porate agent may apply to a court for an award of indemnification by the corporation, and such court

   (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determina-tion which may have been made under subsection 14A:3-5(5); and

   (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

   (b) Application for such indemnification may be made:

   (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

   (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

   The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

   (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a cor-porate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S.14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

   (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insur-ance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

   (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

   (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

   (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     (a) The following is a complete list of exhibits filed as part of this Registration Statement:

  Exhibit
    No.                  Description

4.1 Specimen certificate for shares of Common Stock (filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565, and incorporated herein by reference).

4.2 The Company's 1995 Incentive and Non-Statutory Stock Option Plan, adopted by the Company's Board of Directors and Shareholders on June 23, 1995 (filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565, and incorporated herein by reference).

4.3 The Company's 1996 Amendment to Incentive and Non-Statutory Stock Option Plan (filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565, and incorporated herein by reference).

4.4  The Company's 401(k) Plan, adopted by the Board of Directors on July 23,
     1997.

4.5 Restated Certificate of Incorporation, amended February 3, 1997 (filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 333-18565 and incorporated herein by reference).

4.6 Amended By-Laws, as amended January 11, 1989 (filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 333-18565 and incorporated herein by reference).

5.1  Opinion of White & Case.

15.1 Letters of Coopers & Lybrand L.L.P., independent accountants, regarding unaudited financial statements (filed as Exhibits to the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997 and incorporated herein by reference).

23.1 Consent of White & Case (included in Exhibit 5.1 to this Registration Statement).

23.2 Consent of Coopers & Lybrand L.L.P.

(b) The Company hereby undertakes to submit the EMCORE Corporation 401(k), and any amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and make all changes required by the IRS in order to qualify the EMCORE Corporation 401(k) under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the

Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on this 23rd day of September, 1997.

                              EMCORE Corporation


                              By: /s/ Thomas G. Werthan
                                 Thomas G. Werthan
                                 Vice President, Finance and
                                 Administration and Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints and hereby authorizes Reuben F. Richards, Jr. and Thomas G. Werthan, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated, on September 23, 1997.


     Signature                Title

/s/ Reuben F. Richards, Jr.   President, Chief Executive Officer
Reuben F. Richards, Jr.       and Director (Principal Executive Officer)

/s/ Thomas G. Werthan         Vice President, Chief Financial Officer,
Thomas G. Werthan             Secretary and Director (Principal
                              Accounting and Financial Officer)

                              Chairman of the Board and Director
Thomas J. Russell

/s/ Richard A. Stall          Director
Richard A. Stall

/s/ Howard R. Curd            Director
Howard R. Curd

                              Director
Howard F. Curd

                              Director
Robert Louis-Dreyfus

/s/ Hugh H. Fenwick           Director
Hugh H. Fenwick

/s/ Thomas E. Constance       Director

Thomas E. Constance

__________________                            Director
Shigeo Takayama


                                 EXHIBIT INDEX

Exhibit
  No.                     Description


4.1 Specimen certificate for shares of Common Stock (filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565, and incorporated herein by reference).

4.2 The Company's 1995 Incentive and Non-Statutory Stock Option Plan, adopted by the Company's Board of Directors and Shareholders on June 23, 1995 (filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565, and incorporated herein by reference).

4.3 The Company's 1996 Amendment to Incentive and Non-Statutory Stock Option Plan (filed as an Exhibit to the Company's Registration Statement on Form S-1, No. 333-18565, and incorporated herein by reference).

4.4  The Company's 401(k) Plan, adopted by the Board of Directors on July 23,
     1997.

4.5 Restated Certificate of Incorporation, amended February 3, 1997 (filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 333-18565 and incorporated herein by reference).

4.6 Amended By-Laws, as amended January 11, 1989 (filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 333-18565 and incorporated herein by reference).

5.1  Opinion of White & Case.

15.1 Letters of Coopers & Lybrand L.L.P., independent accountant, regarding unaudited financial statements (filed as Exhibits to the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997 and incorporated herein by reference).

23.1 Consent of White & Case (included in Exhibit 5.1 to this Registration Statement).

23.2 Consent of Coopers & Lybrand L.L.P.